EXHIBIT (18)(d)


                  STATE STREET RESEARCH MASTER INVESTMENT TRUST


                            Certificate of Resolution
                            -------------------------

         I, the undersigned Amy L. Simmons, hereby certify that I am Assistant Secretary of State Street Research Master Investment Trust (the "Trust"), a Massachusetts business trust duly authorized and validly existing under Massachusetts law, and that the following is a true, correct and complete statement of a vote duly adopted by the Trustees of said Trust on May 5, 1995:

         "VOTED:           That Francis J. McNamara, III and Darman A. Wing be,
          -----            and each hereby is, authorized and empowered, for and
                           on behalf of the Trust, its principal financial and accounting officer, and in their name, to execute, and file a Power of Attorney relating to, the Trust's
                           Registration Statements under the Investment Company
                           Act of 1940 and/or the Securities Act of 1933, and amendments thereto, the execution and delivery of such Power of Attorney, Registration Statements and amendments thereto, to constitute conclusive proof of such authorization."

         I further certify hat said vote has not been amended or revoked and the same is now in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand this 3rd day of March, 1999.



                                                     /s/ Amy L. Simmons
                                                     ---------------------------
                                                     Amy L. Simmons
                                                     Assistant Secretary